CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 39 to Registration Statement No. 2-57354 on Form N-1A of our report dated August 27, 2007, relating to the financial statements and financial highlights of BlackRock Municipal Bond Fund, Inc (the “Corporation”), including BlackRock Short-Term Municipal Fund, BlackRock Municipal Insured Fund, BlackRock National Municipal Fund and BlackRock High Yield Municipal Fund appearing in the Annual Report on Form N-CSR of the Corporation for the year ended June 30, 2007, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are parts of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
October 26, 2007